Consent of  Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-
41957, 33-41959 and 33-75244) and S-3 (Nos. 33-54192 and 33-
82544) of Champion Enterprises, Inc. of our report dated February 7, 1995 appearing on page F-2 of this Form 10-K.




Price Waterhouse LLP
Detroit, Michigan
March 28, 1995